EXHIBIT 10(viii)

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      This Second Amendment dated November 11, 1998 (the "Second Amendment") modifies the Employment Agreement dated November 4, 1997 (the "Employment Agreement") and the Amendment to Employment Agreement dated June 5, 1998 (the "First Amendment") between The Stride Rite Corporation (the "Company") and Robert C. Siegel ("Executive").

      WHEREAS,   Executive  has  advised  the  Company  that   Executive  will
voluntarily retire as an officer of the Company; and

      WHEREAS, the Company has named Executive's successor and desires to retain Executive's services as an advisor;

      NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

      1. Second Amendment Controls. Notwithstanding anything to the contrary contained in the Employment Agreement and First Amendment, the terms and conditions of this Second Amendment shall control.

      2. Resignation. Effective midnight December 6, 1998, Executive resigns as a Director of the Company and resigns as Chairman of the Board, Chief Executive Officer and President of the Company and as an officer and director of the Company's subsidiaries and affiliated entities on which he serves as an officer and/or director, with the exception of the Stride Rite Charitable Foundation, which the Executive shall continue to serve as a director under the terms set forth in this Second Amendment. Executive agrees to execute such documents, including, without limitation, letters of resignation, which the Company may request from time to time, evidencing such resignations.

      3. Advisor. Section 5, Director/Advisor, of the First Amendment is deleted in its entirety and the following substituted therefore: "The parties acknowledge that Executive has resigned as a director of the Company. The Company retains Executive as an advisor for the Company for the period of January 1, 1999 through December 31, 1999 (the "Advisory Period"). Executive's compensation for acting as an advisor during the Advisory Period shall be $50,000, payable in equal monthly installments of $4,166.66 on or about the fifteenth day of the month. The Company shall reimburse Executive for travel and expenses incurred by Executive in performing his duties as an advisor."


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      4.  Extension of Agreement  Not to Compete.  Section 10,  Agreement Not to
Compete, of the Employment Agreement is modified by substituting the words "for the period of December 7, 1998 through December 31, 2000" for the words "for a period of one (1) year following termination of Executive's employment with the Company for any reason" found in the first and second lines thereof.

      5. Extension of Stock Option Exercise Period. Section 4a, Stock Options, of the First Amendment is modified by substituting the words "until December 31, 2000, at which time the exercise period shall terminate" for the words "within one (1) year of the Retirement Date" found in the third line thereof.

      6. Charitable Foundation. Executive agrees to continue to serve as a director of the Stride Rite Charitable Foundation (the "Foundation") until the
Company requests, in writing, that Executive resign from such position. Executive acknowledges that the Company has made substantial charitable contributions to the Foundation in the past in the expectation that the Foundation would serve as a vehicle by which the Company's charitable objectives could be achieved. In view of the foregoing, Executive agrees to consult with the Company regarding any votes or other actions to be taken with respect to the Foundation and to take the Company's input with respect to such matters into account to the extent consistent with his obligations as a director of the Foundation.

      7. Other Terms. All terms of the Employment Agreement and the First Amendment not modified herein shall remain in full force and effect.

      Agreed and accepted this 11th day of November, 1998.

EXECUTIVE                           THE STRIDE RITE CORPORATION


/s/ Robert C. Siegel                      /s/ Charles W. Redepenning, Jr.
_____________________________       By:________________________________
Robert C. Siegel, an individual
                                          General Counsel
                                    Its:________________________________




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